SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

SONGZAI INTERNATIONAL HOLDING GROUP, INC.
(Name of Registrant As Specified In Its Charter)

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SONGZAI INTERNATIONAL HOLDING GROUP, INC.
17890 Castleton Street
Suite 112
City of Industry, California 91789

INFORMATION STATEMENT

We are furnishing this information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder (the “Information Statement”) in connection with certain actions to be taken by Songzai International Holding Group, Inc. (the “Company”), pursuant to a written consent dated June 8, 2010, of the stockholders of the Company holding a majority of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as of June 7, 2010 (the “Record Date”).

This Information Statement is being mailed on or about June 11, 2010, to stockholders of record as of the Record Date.  The information statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.  The action shall be effective on or about July 1, 2010, or approximately 20 days after we mail this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Hongwen Li
Hongwen Li, President and
Chief Executive Officer
June 9, 2010

NOTICE OF ACTION PURSUANT TO A WRITTEN CONSENT OF STOCKHOLDERS OF THE COMPANY

Notice is hereby given that pursuant to the written consent of stockholders holding a majority of our outstanding shares of Common Stock, our Articles of Incorporation will be amended to change our name from Songzai International Holding Group, Inc. to U.S. China Mining Group, Inc.

Such action will be effective on or about July 1, 2010.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION

Authorization By the Board of Directors and the Majority Stockholders

Under Nevada law and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.  The approval of the amendment to the Company’s Articles of Incorporation requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.

On the Record Date, the Company was authorized to issue 100,000,000 shares of Common Stock and there were 14,932,582 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On June 7, 2010, the Board of Directors of the Company unanimously adopted resolutions approving the amendment to the Articles of Incorporation to change the name of the Company to U.S. China Mining Group, Inc. and recommended that our stockholders approve the amendment.  In connection with the adoption of these resolutions, the Board of Directors had been informed that holders of a majority of our outstanding shares of Common Stock were in favor of this proposal and would enter into a written consent approving the proposal.

On June 8, 2010, holders of a total of 9,092,038 outstanding shares of our Common Stock, representing 60.89% of our outstanding shares of Common Stock on the Record Date, consented in writing to amend the Articles of Incorporation to change the name of the Company to U.S. China Mining Group, Inc.

The full text of the Certificate of Amendment to Articles of Incorporation is attached hereto as Exhibit A.

Accordingly, we have obtained all necessary corporate approvals in connection with the amendment to the Company’s Articles of Incorporation. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the action described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such action taken as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Purpose of Changing the Name of the Company

Our Board of Directors believe it is in the best interests of the Company to change the name of the Company to U.S. China Mining Group, Inc. so as to better reflect the ongoing business of the Company.

Effective Date of the Amendment

The proposed amendment to the Company’s Articles of Incorporation will become effective upon filing of a Certificate of Amendment with the Nevada Secretary of State, which pursuant to Rule 14c-2 under the Exchange Act, must be at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  We anticipate filing the certificate of amendment immediately following the expiration of the 20 day waiting period.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the General Corporation Law of the State of Nevada, our stockholders are not entitled to appraisal rights with respect to the amendment to the Company’s Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

OWNERSHIP OF THE COMPANY’S COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on June 7, 2010, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of June 7, 2010 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Percentages are determined based on June 7, 2010 common shares issued and outstanding as of June 7, 2010. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

	Number of Shares (2)		% of Class of Stock Outstanding
Name and Address of Beneficial Owner (1)	Common Stock	Preferred Stock (3)	Common Stock (4)	Preferred Stock
Guoqing Yue, Chairman of the Board of Directors (5)	6,400,000	-	42.86%	-
Hongwen Li, President and Director	1,092,038	400,000	7.31%	100%
Elan Yaish, Director (6)	20,000	-	*	-
Yanlin Qu, Director (7)	-	-	-	-
Shengchun Liu, Director (8)	-	-	-	-
Heilongjiang Xing An Mining Development Group Co., Ltd. (5)	4,800,000	-	32.14%	-
Mingshu Gong (5)	6,400,000	-	42.86%	-
Yunjia Yue (5)	800,000	-	5.36%	-
Yunpeng Yue (5)	800,000	-	5.36%	-
All Directors and Executive Officers as a Group (7) persons	9,112,038	400,000	61.02%	100%
* Less than 1%

(1)   Unless otherwise indicated, the address of the named beneficial owners is: 17890 Castleton Street, Suite 112, City of Industry, California 91789.

(2)   Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to information made known by the Company.

(3)   Each share of preferred stock is convertible into 1 share of common stock and votes on an as converted basis with the shares of common stock on all matters presented to stockholders.

(4)   Based on 14,932,582 shares of Common Stock and Preferred Stock outstanding as of June 7, 2010.

(5)   The address of these named beneficial owners is: No. 9 People Road, Jiagedaqi, Jiagedaqi District, Da Xing’an Mountain Region, Heilongjiang Province, PRC 165000. These named beneficial owners received shares of our common stock in connection with the acquisition of Heilongjiang Xing An Group Hong Yuan Coal Mining Co., Ltd. and Heilongjiang Xing An Group Sheng Yu Ming Co., Ltd. Mingshu Gong is the sole stockholder of Heilongjiang Xing An Mining Development Group Co., Ltd. (“Xing An Mining”) and thus indirectly own the shares of our common stock issued to Xing An Mining. Therefore, the number of shares reported as beneficially owned by Mingshu Gong include the shares held by Xing An Mining. Each of Mingshu Gong and Guoqing Yue is the spouse of the other and, therefore, the shares reported as beneficially owned by each includes the shares held by the other.

(6)   Elan Yaish’s address is: 515 Cedarwood Dr., Cedarhurst, NY 11516

(7)   Yanlin Qu’s address is: Suite #301, Unit 1, #6, A Shen He St., Nan Gang District, Harbin City, Heilongjiang Province, China

(8)   Shengchun Liu’s address is: #7 Xuan Qing St., Nan Gang District, Harbin City, Heilongjiang Province, China

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 17890 Castleton Street, Suite 112, City of Industry, California 91789 or you can contact us via telephone at (626) 581-8878. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws.  You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

By Order of the Board of Directors

/s/ Hongwen Li
Hongwen Li, President and
Chief Executive Officer
June 9, 2010

EXHIBIT A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:
Songzai International Holdings Group, Inc.
2.	The articles have been amended as follows: (provide article numbers, if available)
Article 1 is hereby amended in its entirety to read as follows: “The name of the corporation shall be U.S. China Mining Group, Inc.”
3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:  60.89% of the outstanding shares of common stock.

4.	Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)
5.	Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 3-6-09